For Immediate Release	Contact: David Flaherty
856-751-4069

COMMERCE BANK ANNOUNCES SENIOR MANAGEMENT PROMOTIONS

February 5, 2007 - Cherry Hill, N.J. - Vernon W. Hill, Founder, Chairman, and CEO of Commerce Bank (NYSE: CBH), “America’s Most Convenient Bank,” today announced the following senior management changes.

Dennis M. DiFlorio, previously President of Retail Banking and Operations, has been appointed President of Commerce Bank, N.A. He will continue to report to Commerce Bank Chairman and CEO Hill. DiFlorio’s responsibilities will include: Retail Banking, Operations, Information Technology, Marketing, and Human Resources.

DiFlorio joined Commerce in 1988 as the Vice President of Operations and was named Senior Retail Officer in 1993. Since then, his responsibilities have grown steadily to encompass the overall management of Commerce’s rapidly expanding network of nearly 450 stores.

Fred Graziano has been promoted to President of Regional Banking, with direct responsibility for the nine Market Managers who play a key role in delivering Commerce Bank’s unique customer service experience in communities stretching from Connecticut to Florida. He will report to Chairman and CEO Hill. Most recently, Graziano served as Market President for Northern New Jersey. In that role, he directed Commerce Bank’s community banking network of more than 150 stores that span central and northern New Jersey.

Graziano began his Commerce career in 1992 as a commercial lender based in southern New Jersey. During his 15-year tenure, he has held a variety of senior management positions with increasing responsibility.

Robert D. Falese, President of Commercial and Investment Banking, will continue as the bank’s Senior Lender, with an increased focus on institutional and middle market lending, a rapidly growing part of the Commerce story.

“We are very fortunate to have a strong team of talented executives, who have helped Commerce grow from $10 billion to $45 billion in assets in recent years,” said Hill. “Dennis DiFlorio, Bob Falese and now Fred Graziano, along with our 14,000 team members, are poised to advance Commerce Bank’s dynamic success.”

About Commerce Bank
Commerce Bank, “America’s Most Convenient Bank,” is a leading retailer of financial services with nearly 450 convenient stores in New Jersey, New York, Connecticut, Pennsylvania, Delaware, Washington, D.C., Virginia, Maryland and Florida. Headquartered in Cherry Hill, N.J., Commerce Bancorp (NYSE: CBH) has $45.3 billion in assets and in fiscal year 2006 achieved an 18% increase in core deposits, a 23% increase in net loans and total asset growth of 18%. For more information about Commerce, please visit the company’s interactive financial resource center at commerceonline.com, or call 888-751-9000.

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Forward-Looking Statements
The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance “or other forward-looking statements” to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the “FRB”); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company’s non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings “(including those regulatory and other approvals necessary to open new stores)” ; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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